EXHIBIT 99.2

On May 11, 2017, Ashford Hospitality Prime, Inc. ("Ashford Prime" or the "Company") completed the acquisition of the Hotel Yountville (Hotel Yountville, LLC) in Yountville, California. The fair value of the hotel property acquired at the time of the acquisition was approximately $96.5 million. The Company has not finalized the purchase price allocation related to the assets acquired. On March 31, 2017, Ashford Prime completed the acquisition of the Park Hyatt Beaver Creek (WTCC Beaver Creek Investors V, LLC) in Beaver Creek, Colorado. The fair value of the hotel property acquired at the time of the acquisition was approximately $145.5 million.The Company has not finalized the purchase price allocation related to the assets acquired. The unaudited pro forma financial information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisitions and related transactions occurred on the date indicated or what may result in the future.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2017
(in thousands, except share amounts)

	Ashford Prime Consolidated Historical(A)	Hotel Yountville, LLC(B)	Adjustments		Ashford Prime Consolidated Pro Forma
Assets
Investment in hotel properties, gross	$1,411,428	$8,100	$96,500	(C) (i)	$1,507,928
			(8,100)	(C) (ii)
Accumulated depreciation	(254,168)	(7,820)	7,820	(C) (ii)	(254,168)
Investment in hotel properties, net	1,157,260	280	96,220		1,253,760
Cash and cash equivalents	161,314	1,153	(96,500)	(C) (i)	115,383
			17	(C) (iii)
			50,256	(C) (vi)
			(857)	(C) (vii)
Restricted cash	35,779	—	—		35,779
Accounts receivable, net of allowance	24,912	228	—		25,140
Inventories	1,790	211	—		2,001
Note receivable	8,098	—	—		8,098
Deferred costs, net	924	—	—		924
Prepaid expenses	6,471	—	—		6,471
Investment in Ashford Inc., at fair value	11,498	—			11,498
Derivative assets	414	—	—		414
Other assets	9,068	265	—		9,333
Intangible asset, net	22,760	—	—		22,760
Due from related party, net	598	1,055	(1,055)	(C) (iv)	598
Due from third-party hotel managers	9,936	—	—		9,936
Total assets	$1,450,822	$3,192	$48,081		$1,502,095
Liabilities and Equity
Liabilities:
Indebtedness, net	$856,161	$21,719	$(21,719)	(C) (v)	$906,417
			51,000	(C) (vi)
			(744)	(C) (vi)
Accounts payable and accrued expenses	52,939	1,874	—		54,813
Dividends payable	8,025	—	—		8,025
Due to Ashford Trust OP, net	6	—	—		6
Due to Ashford Inc.	3,525	—	—		3,525
Due to third-party hotel managers	962	—	—		962
Intangible liability, net	3,611	—	—		3,611
Other liabilities	1,465	—	—		1,465
Total liabilities	926,694	23,593	28,537		978,824
5.50% Series B cumulative convertible preferred stock, $.01 par value, 4,865,850 shares issued and outstanding at March 31, 2017	104,321	—			104,321
Redeemable noncontrolling interests in operating partnership	48,585	—	—		48,585
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 31,765,912 shares issued and outstanding at March 31, 2017	317	—	—		317
Additional paid-in capital	467,535	(20,401)	(280)	(C) (ii)	466,678
			17	(C) (iii)
			(1,055)	(C) (iv)
			21,719	(C) (v)
			(857)	(C) (vii)
Accumulated deficit	(91,246)		—		(91,246)
Total stockholders’ equity of the Company	376,606	(20,401)	19,544		375,749
Noncontrolling interest in consolidated entities	(5,384)	—	—		(5,384)
Total equity	371,222	(20,401)	19,544		370,365
Total liabilities and equity	$1,450,822	$3,192	$48,081		$1,502,095

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)
Represents the historical consolidated balance sheet of Ashford Prime as of March 31, 2017, as reported in its Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed on May 9, 2017.

(B)	Represents the historical balance sheet of Hotel Yountville, LLC as of December 31, 2016, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.

(C)
Represents adjustments for Ashford Prime’s purchase of Hotel Yountville as of March 31, 2017, which includes (i) the cash consideration paid for the acquisition of the Hotel Yountville; (ii) the removal of the historical cost of the investment in hotel property of the Hotel Yountville; (iii) cash consideration received for the negative working capital assumed from the acquisition of Hotel Yountville; (iv) the removal of related party balances not acquired; (v) the removal of indebtedness not assumed; (vi) the cash proceeds and deferred loan costs associated with the financing of a mortgage loan in connection with the acquisition of Hotel Yountville; and (vii) direct and incremental transaction costs associated with the acquisition of the Hotel Yountville.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2016
(in thousands, except share and per share amounts)

	Ashford Prime Consolidated Historical (A)	WTCC Beaver Creek Investors V, LLC (B)	Adjustments		Hotel Yountville, LLC (D)	Adjustments		Ashford Prime Consolidated Pro Forma
Revenue
Rooms	$287,844	$18,777	$—		$13,148	$—		$319,769
Food and beverage	95,618	11,622	—		2,632	—		109,872
Other	22,267	10,148	—		539	—		32,954
Total hotel revenue	405,729	40,547	—		16,319	—		462,595
Other	128	—	—		—	—		128
Total revenue	405,857	40,547	—		16,319	—		462,723
Expenses
Hotel operating expenses:
Rooms	65,541	3,880	—		2,925	—		72,346
Food and beverage	68,471	8,340	—		1,991	—		78,802
Other expenses	113,114	12,716	—		4,667	—		130,497
Management fees	15,456	3,124	—		—	490	(E) (i)	19,070
Total hotel operating expenses	262,582	28,060	—		9,583	490		300,715
Property taxes, insurance and other	20,539	2,354	—		—	—		22,893
Depreciation and amortization	45,897	3,718	(627)	(C) (i)	1,493	954	(E) (ii)	51,435
Advisory services fee	14,955	—	—		—	—		14,955
Transaction costs	457	—	—		—	—	(E) (iii)	457
Corporate general and administrative	14,286	—	—		—	—		14,286
Total operating expenses	358,716	34,132	(627)		11,076	1,444		404,741
Operating income (loss)	47,141	6,415	627		5,243	(1,444)		57,982
Equity in earnings (loss) of unconsolidated entity	(2,587)	—	—		—	—		(2,587)
Interest income	167	—	—		—	—		167
Gain (loss) on sale of hotel property	26,359	—	—
Other income (expense)	(165)	—	—		—	—		(165)
Interest expense and amortization of premiums and loan costs	(40,881)	(2,579)	(138)	(C) (ii)	(14)	(1,684)	(E) (iv)	(45,296)
Write-off of loan costs and exit fees	(2,595)	—	—		—	—		(2,595)
Unrealized gain (loss) on investment in Ashford Inc.	(1,970)	—	—		—	—		(1,970)
Unrealized gain (loss) on derivatives	425	(7)	7	(C) (iii)	—	—		425
Income (loss) before income taxes	25,894	3,829	496		5,229	(3,128)		32,320
Income tax (expense) benefit	(1,574)	—	(440)	(C) (iv)	(12)	(179)	(E) (v)	(2,205)
Net income (loss)	24,320	3,829	56		5,217	(3,307)		30,115
(Income) loss from consolidated entities attributable to noncontrolling interests	(3,105)	—	—		—	—		(3,105)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	(1,899)	—	(267)	(C) (v)	—	(225)	(E) (vi)	(2,391)
Net income (loss) attributable to the Company	19,316	3,829	(211)		5,217	(3,532)		24,619
Preferred dividends	(3,860)	—	(2,853)	(F)	—	—		(6,713)
Net income (loss) available to common stockholders	$15,456	$3,829	$(3,064)		$5,217	$(3,532)		$17,906
Income (loss) per share – basic:
Net income (loss) attributable to common stockholders	$0.57							$0.55
Weighted average common shares outstanding—basic	26,648		5,750	(G)				32,398
Income (loss) per share – diluted:
Net income (loss) attributable to common stockholders	$0.55							$0.54
Weighted average common shares outstanding—diluted	31,195		5,750	(G)				36,945

Dividends declared per common share	$0.46							$0.46

See accompanying notes.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2017
(in thousands, except share and per share amounts)

	Ashford Prime Consolidated Historical (A)	Yountville Investors, LLC (D)	Adjustments		Ashford Prime Consolidated Pro Forma
Revenue
Rooms	$67,418	$3,213	$—		$70,631
Food and beverage	24,473	653	—		25,126
Other	5,365	134	—		5,499
Total hotel revenue	97,256	4,000	—		101,256
Other	40	—	—		40
Total revenue	97,296	4,000	—		101,296
Expenses
Hotel operating expenses:
Rooms	15,797	791	—		16,588
Food and beverage	16,861	549	—		17,410
Other expenses	27,731	1,096	—		28,827
Management fees	3,545	—	120	(E) (i)	3,665
Total hotel operating expenses	63,934	2,436	120		66,490
Property taxes, insurance and other	5,074	—	—		5,074
Depreciation and amortization	11,971	218	375	(E) (ii)	12,564
Transaction costs	4,328	—	(130)	(E) (iii)	4,198
Advisory services fee	865	—	—		865
Corporate general and administrative	3,874	—	—		3,874
Total operating expenses	90,046	2,654	365		93,065
Operating income (loss)	7,250	1,346	(365)		8,231
Interest income	112	—	—		112
Other income (expense)	(157)	—	—		(157)
Interest expense and amortization of loan costs	(8,202)	(4)	(464)	(E) (iv)	(8,670)
Write-off of loan costs and exit fees	(1,963)	—	—		(1,963)
Unrealized gain (loss) on investment in Ashford Inc.	3,091	—	—		3,091
Unrealized gain (loss) on derivatives	(898)	—	—		(898)
Income (loss) before income taxes	(767)	1,342	(829)		(254)
Income tax (expense) benefit	478	—	(44)	(E) (v)	434
Net income (loss)	(289)	1,342	(873)		180
(Income) loss from consolidated entities attributable to noncontrolling interests	21	—	—		21
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	255	—	(57)	(E) (vi)	198
Net income (loss) attributable to the Company	(13)	1,342	(930)		399
Preferred dividends	(1,673)	—	(34)	(F)	(1,707)
Net income (loss) available to common stockholders	$(1,686)	$1,342	$(964)		$(1,308)
Income (loss) per share – basic:
Income (loss) attributable to common stockholders	$(0.07)				$(0.05)
Weighted average common shares outstanding—basic	27,267		4,153	(G)	31,420
Income (loss) per share – diluted:
Income (loss) attributable to common stockholders	$(0.07)				$(0.05)
Weighted average common shares outstanding—diluted	27,267		4,153	(G)	31,420
Dividends declared per common share	$0.16				$0.16

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A)
Represents the historical consolidated statement of operations of Ashford Prime for the year ended December 31, 2016, as reported in its Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017 and the historical consolidated statement of operations of Ashford Prime for the three months ended March 31, 2017, as reported in its Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed on May 9, 2017.

(B)
Represents the historical consolidated statement of operations of WTCC Beaver Creek Investors V, LLC for the the year ended December 31, 2016, as reported in the Registrant's Current Report on Form 8-K/A filed on June 13, 2017.

(C)
Represents adjustments for Ashford Prime’s purchase of the Park Hyatt Beaver Creek Resort & Spa for the year ended December 31, 2016, which include; (i) adjustment to depreciation expense based on Ashford Prime's new cost basis in the acquired hotel. The estimated useful lives are 7.5 to 39 years for building and improvements and 1.5 to 5 years for furniture, fixtures and equipment; (ii) an adjustment to reflect the interest expense associated with the financing of a mortgage loan related to the acquisition of the Park Hyatt Beaver Creek; (iii) adjustment to unrealized loss on derivatives related to derivatives not acquired; (iv) adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed with the Park Hyatt Beaver Creek for the year ended December 31, 2016; (v) adjustment to (income) loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of the Park Hyatt Beaver Creek based on ownership interests of 11.78% for the year ended December 31, 2016.

(D)
Represents the historical consolidated statement of operations of Hotel Yountville, LLC for the the year ended September 30, 2016 and the three months ended December 31, 2016, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.

(E)
Represents adjustments for Ashford Prime’s purchase of the Hotel Yountville for the year ended December 31, 2016 and the three months ended March 31, 2017, which include; (i) a contractual adjustment to management fees for the management fee Ashford Prime is contracted to pay; (ii) additional depreciation expense based on Ashford Prime's new cost basis in the acquired hotel. The estimated useful lives are 44.6 to 54 years for building and improvements and 5 to 6.5 years for furniture, fixtures and equipment; (iii) elimination of nonrecurring transaction costs incurred by the Company associated with the acquisition of the hotel; (iv) an adjustment to reflect the interest expense associated with the financing of a mortgage loan related to the acquisition of the Hotel Yountville; (v) additional income tax expense to reflect total income tax expense as if the consolidated group filed with the Hotel Yountville for the the year ended December 31, 2016 and the three months ended March 31, 2017; and (vi) adjustment to (income) loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of the Hotel Yountville based on ownership interests of 11.78% for the year ended December 31, 2016 and 13.12% for the three months ended March 31, 2017.

(F)
Adjustment for preferred dividends on 2.1 million shares of our 5.50% Series B cumulative convertible preferred stock for the year ended December 31, 2016 and 100,000 shares of our 5.50% Series B cumulative convertible preferred stock for the three months ended March 31, 2017.

(G)
Adjustment to basic and diluted weighted average shares outstanding for the year ended December 31, 2016, for the issuance of 5.8 million shares of Ashford Prime common stock in March 2017. The adjustment for the three months ended March 31, 2017, assumes the shares were outstanding for the entire period. Additionally, the assumed conversion of the 2.1 million shares of Ashford Prime Series B cumulative convertible preferred stock into 2.7 million shares of Ashford Prime common stock has been excluded from the pro forma diluted EPS calculation for the year ended December 31, 2016 and the three months ended March 31, 2017 as the impact would be anti-dilutive.